Exhibit 99.1

Praxair Reports Full-Year and Fourth-Quarter 2017 Results

Full-Year 2017 Highlights

  Sales of $11.4 billion, 9% above prior year
  Record $3.0 billion of operating cash flow, 10% above prior year
  Record free cash flow of $1.7 billion, 32% above prior year
  EPS of $4.32; adjusted EPS of $5.85

Fourth-Quarter 2017 Highlights

  Sales of $3.0 billion, 12% above prior-year quarter
  Record $0.5 billion of free cash flow, 57% above prior-year quarter
  Backlog $1.5 billion; includes project wins in the U.S. and Asia
  EPS of $0.11; adjusted EPS of $1.52

Continued Progress on Merger with Linde AG

  Regulatory filings progressing

Tax Reform Impact

  Fourth-quarter tax charge of $394 million
  Estimated future tax rate 23% - 25%

DANBURY, Conn.--(BUSINESS WIRE)--January 25, 2018--Praxair, Inc. (NYSE:PX) today reported fourth-quarter net income of $33 million and diluted earnings per share of $0.11. These results include transaction costs of $14 million after-tax related to the proposed merger with Linde AG and a net income tax charge of $394 million related to the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”). The net tax charge reflects the company’s best estimate of Tax Reform and may be adjusted in future periods as required. The impact of these charges was $1.41 of diluted earnings per share. Excluding these two items, adjusted net income was $441 million and diluted earnings per share was $1.52, up 9% and 8%, respectively versus prior year.

Praxair’s sales in the fourth quarter were $2,953 million, 12% above the prior-year quarter. After adjusting for positive currency translation and cost pass-through, sales grew 8%, driven by price attainment and higher volumes across all geographic segments and end-markets.

Reported operating profit in the fourth quarter was $636 million, 6% above the prior-year quarter. Excluding transaction costs, adjusted operating profit was $653 million, 9% above prior-year quarter. Reported and adjusted operating profit margins were 21.5% and 22.1%, respectively. EBITDA margin was 32.3% and adjusted EBITDA margin was 32.9%.

The company generated strong fourth-quarter operating cash flow of $836 million, 28% of sales. After capital expenditures of $339 million, free cash flow was $497 million, up 57% over the prior-year quarter. The company paid $226 million in dividends and decreased net debt by $247 million, sequentially.

For full-year 2017, sales of $11,437 million were up 9% above prior year. Diluted earnings per share were $4.32 and on an adjusted basis, diluted earnings per share were $5.85, up 7% versus prior year.

Full-year operating cash flow was $3,041 million, or 27% of sales. Free cash flow, defined as operating cash flow less capital expenditures, was $1,730 million. The company paid dividends of $901 million and reduced net debt by $608 million.

Commenting on the financial results, Chairman and Chief Executive Officer Steve Angel said, “We had a strong finish to 2017 with 8% EPS growth and record free cash flow in the fourth quarter. The Praxair team delivered on our strategy by successfully executing the project backlog, winning several new onsite projects, and operating safely and efficiently. We have enhanced our business portfolio by increasing exposure to more resilient end-markets while remaining well positioned for the industrial recovery. All of this was accomplished while making significant progress toward our merger with Linde.

“Looking ahead to 2018, we will maintain our focus and leverage the cyclical recovery occurring across several core geographies and end-markets,” continued Angel. “I remain confident in our ability to grow our project backlog with new contract wins, especially in Asia and the U.S. Gulf Coast. And recent tax reform should help stimulate new capital investment in the United States and thus provide additional growth opportunities in our largest market.

“In the second half of 2018, I look forward to the completion of the merger between Praxair and Linde, which will bring together our complementary strengths and highly talented people.”

For first-quarter 2018, Praxair expects diluted earnings per share in the range of $1.53 to $1.58, excluding transaction costs related to the proposed merger. The company’s effective tax rate is estimated to be in the range of 23% to 25%.

Following is additional detail on fourth-quarter 2017 results by segment.

In North America, fourth-quarter sales were $1,542 million, 9% above the prior-year quarter, excluding currency translation. Sales growth was driven primarily by stronger volumes to the downstream energy, manufacturing and electronics end-markets and higher price. Operating profit was $396 million, 10% above the prior-year quarter.

In Europe, fourth-quarter sales were $412 million, 17% above the prior-year quarter. Excluding currency and cost pass-through, sales grew 5% from the prior year due to higher volumes, mainly led by the metals, manufacturing and chemicals end-markets. Operating profit was $80 million, 13% above the prior-year quarter.

In South America, fourth-quarter sales were $370 million, 4% above the prior-year quarter, excluding currency translation. Sales growth was driven mainly by higher volumes to metals and chemicals end-markets and price attainment. Operating profit was $60 million.

Sales in Asia were $470 million in the quarter, up 19% from the prior year. Excluding currency and cost pass-through, sales grew 14% from the prior year, driven by higher volumes in China, Korea and India, project start-ups and 3% price attainment. Operating profit was $90 million, 15% above prior-year quarter.

Praxair Surface Technologies had fourth-quarter sales of $159 million, up 7% above prior-year quarter. Sales growth was driven primarily by aerospace coatings. Operating profit was $27 million.

Praxair, Inc. is a leading industrial gas company in North and South America and one of the largest worldwide. With market capitalization of approximately $40 billion and 2017 sales of $11 billion, the company employs over 26,000 people globally and has been named to the Dow Jones® World Sustainability Index for 15 consecutive years. Praxair produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Our products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. For more information about the company, please visit our website at www.praxair.com.

Adjusted amounts, EBITDA, free cash flow and after-tax return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s fourth-quarter results is being held this morning, January 25, 2018 at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 4575769. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination and the exchange offer, regulatory or other limitations imposed as a result of the proposed business combination; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements.

The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC and in the proxy statement/prospectus included in the Registration Statement on Form S-4 (which Registration Statement was declared effective on August 14, 2017) filed by Linde plc with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2017	2016	2017	2016	2017	2016	2017	2016
Quarter Ended December 31
Reported GAAP Amounts	$2,953	$2,644	$636	$599	$33	$406	$0.11	$1.41
Transaction costs (a)	—	—	17	—	14	—	0.05	—
Tax reform (b)	—	—	—	—	394	—	1.36	—
Pension settlement charges (c)	—	—	—	—	—	—	—	—
Cost reduction program and other charges, net (d)	—	—	—	—	—	—	—	—
Bond redemption (e)	—	—	—	—	—	—	—	—
Total adjustments	—	—	17	—	408	—	1.41	—
Adjusted amounts	$2,953	$2,644	$653	$599	$441	$406	$1.52	$1.41

Year To Date December 31
Reported GAAP Amounts	$11,437	$10,534	$2,448	$2,238	$1,247	$1,500	$4.32	$5.21
Transaction costs (a)	—	—	52	—	48	—	0.17	—
Tax reform (b)	—	—	—	—	394	—	1.36	—
Pension settlement charges (c)	—	—	2	4	1	3	—	0.01
Cost reduction program and other charges, net (d)	—	—	—	96	—	63	—	0.22
Bond redemption (e)	—	—	—	—	—	10	—	0.04
Total adjustments	—	—	54	100	443	76	1.53	0.27
Adjusted amounts	$11,437	$10,534	$2,502	$2,338	$1,690	$1,576	$5.85	$5.48
(a) Charges in 2017 for transaction costs primarily related to the potential Linde merger.
(b) On December 22, 2017 the U.S. government enacted the Tax Cuts and Jobs Act (Tax Reform). This comprehensive tax legislation significantly revises the U.S. corporate income tax by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. As a result, Praxair’s fourth-quarter net income includes a net income tax charge of $394 million comprised of the following: $467 million charge for deemed repatriation of accumulated foreign earnings, $260 million charge for foreign withholding taxes related to anticipated repatriation of foreign earnings and $333 million benefit for the revaluation of deferred tax liabilities from 35 percent to the 21 percent tax rate. This represents the Company's current best estimate of the tax reform. As new information becomes available, the Company may update this estimate.
(c) Pension settlement charges were recorded in the third quarter of 2017 related to lump sum benefit payments made from an international pension plan and in the third quarter of 2016 related to lump sum benefit payments made from the U.S. supplemental pension plan.
(d) Charges in the 2016 third quarter related to the cost reduction program and other charges.
(e) Charge to interest expense in the 2016 first quarter related to a bond redemption.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2017	2016	2017	2016

SALES	$2,953	$2,644	$11,437	$10,534
Cost of sales	1,660	1,478	6,455	5,860
Selling, general and administrative	316	272	1,207	1,145
Depreciation and amortization	307	285	1,184	1,122
Research and development	24	23	93	92
Transaction costs and other charges	17	—	54	100
Other income (expense) - net	7	13	4	23
OPERATING PROFIT	636	599	2,448	2,238
Interest expense - net	41	38	161	190
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	595	561	2,287	2,048
Income taxes	558	152	1,026	551
INCOME BEFORE EQUITY INVESTMENTS	37	409	1,261	1,497
Income from equity investments	12	10	47	41
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	49	419	1,308	1,538
Less: noncontrolling interests	(16)	(13)	(61)	(38)
NET INCOME - PRAXAIR, INC.	$33	$406	$1,247	$1,500

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$0.11	$1.42	$4.36	$5.25

Diluted earnings per share	$0.11	$1.41	$4.32	$5.21

Cash dividends	$0.7875	$0.75	$3.15	$3.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	286,976	285,720	286,261	285,677
Diluted shares outstanding (000's)	290,456	287,956	289,114	287,757

Note: See page 4 for a reconciliation to 2017 adjusted amounts which are Non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	December 31,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$617	$524
Accounts receivable - net	1,804	1,641
Inventories	614	550
Prepaid and other current assets	250	165
TOTAL CURRENT ASSETS	3,285	2,880
Property, plant and equipment - net	12,057	11,477
Goodwill	3,233	3,117
Other intangibles - net	553	583
Other long-term assets	1,308	1,275
TOTAL ASSETS	$20,436	$19,332

LIABILITIES AND EQUITY
Accounts payable	$972	$906
Short-term debt	238	434
Current portion of long-term debt	979	164
Other current liabilities	1,118	974
TOTAL CURRENT LIABILITIES	3,307	2,478
Long-term debt	7,783	8,917
Other long-term liabilities	2,824	2,485
TOTAL LIABILITIES	13,914	13,880

REDEEMABLE NONCONTROLLING INTERESTS	11	11

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,084	4,074
Retained earnings	13,224	12,879
Accumulated other comprehensive income (loss)	(4,098)	(4,600)
Less: Treasury stock, at cost	(7,196)	(7,336)
Total Praxair, Inc. Shareholders' Equity	6,018	5,021
Noncontrolling interests	493	420
TOTAL EQUITY	6,511	5,441
TOTAL LIABILITIES AND EQUITY	$20,436	$19,332

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2017	2016	2017	2016
OPERATIONS
Net income - Praxair, Inc.	$33	$406	$1,247	$1,500
Noncontrolling interests	16	13	61	38
Net income (including noncontrolling interests)	49	419	1,308	1,538

Adjustments to reconcile net income to net cash provided by operating activities:
Transaction costs and other charges, net of payments	(1)	(10)	26	83
Tax reform income tax charge, net	394	—	394	—
Depreciation and amortization	307	285	1,184	1,122
Accounts Receivable	(9)	11	(92)	(33)
Inventory	(11)	(24)	(22)	(13)
Payables and accruals	11	86	22	92
Pension contributions	(5)	(3)	(19)	(11)
Deferred income taxes and other, excluding tax reform	101	(38)	240	(5)
Net cash provided by operating activities	836	726	3,041	2,773

INVESTING
Capital expenditures	(339)	(409)	(1,311)	(1,465)
Acquisitions, net of cash acquired	(15)	(18)	(33)	(363)
Divestitures and asset sales	8	17	30	58
Net cash used for investing activities	(346)	(410)	(1,314)	(1,770)

FINANCING
Debt increase (decrease) - net	(268)	(199)	(771)	357
Issuances of common stock	29	30	120	139
Purchases of common stock	(1)	(95)	(12)	(228)
Cash dividends - Praxair, Inc. shareholders	(226)	(214)	(901)	(856)
Noncontrolling interest transactions and other	(7)	67	(92)	(55)
Net cash provided by (used for) financing activities	(473)	(411)	(1,656)	(643)

Effect of exchange rate changes on cash and cash equivalents	(7)	(8)	22	17

Change in cash and cash equivalents	10	(103)	93	377
Cash and cash equivalents, beginning-of-period	607	627	524	147

Cash and cash equivalents, end-of-period	$617	$524	$617	$524

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2017	2016	2017	2016
SALES
North America	$1,542	$1,397	$6,023	$5,592
Europe	412	351	1,558	1,392
South America	370	352	1,501	1,399
Asia	470	395	1,738	1,555
Surface Technologies	159	149	617	596
Consolidated sales	$2,953	$2,644	$11,437	$10,534

OPERATING PROFIT
North America	$396	$359	$1,517	$1,430
Europe	80	71	297	273
South America	60	64	250	257
Asia	90	78	333	276
Surface Technologies	27	27	105	102
Segment operating profit	$653	$599	$2,502	$2,338
Transaction costs and other charges	(17)	—	(54)	(100)
Total operating profit	$636	$599	$2,448	$2,238

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2017 (b)				2016 (c)
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,953	$2,922	$2,834	$2,728	$2,644	$2,716	$2,665	$2,509
Cost of sales	1,660	1,652	1,598	1,545	1,478	1,533	1,468	1,381
Selling, general and administrative	316	304	308	279	272	291	308	274
Depreciation and amortization	307	298	292	287	285	284	281	272
Research and development	24	23	23	23	23	22	24	23
Transaction costs and other charges	17	16	15	6	—	100	—	—
Other income (expense) - net	7	(3)	6	(6)	13	11	4	(5)
Operating profit	636	626	604	582	599	497	588	554
Interest expense - net	41	41	38	41	38	43	44	65
Income taxes	558	162	157	149	152	120	146	133
Income from equity investments	12	12	11	12	10	10	11	10
Net income (including noncontrolling interests)	49	435	420	404	419	344	409	366
Less: noncontrolling interests	(16)	(16)	(14)	(15)	(13)	(5)	(10)	(10)
Net income - Praxair, Inc.	$33	$419	$406	$389	$406	$339	$399	$356

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$0.11	$1.45	$1.41	$1.35	$1.41	$1.18	$1.39	$1.24
Cash dividends per share	$0.7875	$0.7875	$0.7875	$0.7875	$0.75	$0.75	$0.75	$0.75
Diluted weighted average shares outstanding (000's)	290,456	289,216	288,535	287,384	287,956	288,195	287,727	286,665

ADJUSTED AMOUNTS (a)
Operating profit	$653	$642	$619	$588	$599	$597	$588	$554
Operating margin	22.1%	22.0%	21.8%	21.6%	22.7%	22.0%	22.1%	22.1%
Net Income	$441	$433	$421	$395	$406	$405	$399	$366
Diluted earnings per share	$1.52	$1.50	$1.46	$1.37	$1.41	$1.41	$1.39	$1.28

FROM THE BALANCE SHEET
Net debt (a)	$8,383	$8,630	$8,832	$8,849	$8,991	$9,215	$9,389	$9,183
Capital (a)	$14,905	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$836	$794	$701	$710	$726	$788	$706	$553
Cash flow provided by (used for) investing activities	(346)	(331)	(313)	(324)	(410)	(363)	(613)	(384)
Cash flow provided by (used for) financing activities	(473)	(403)	(384)	(396)	(411)	(362)	249	(119)
Capital expenditures	339	320	325	327	409	376	357	323
Acquisitions	15	16	1	1	18	20	262	63
Cash dividends	226	225	225	225	214	214	214	214

OTHER INFORMATION
After-tax return on capital (ROC) (a)	9.5%	12.0%	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%
Adjusted after-tax ROC (a)	12.5%	12.3%	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%
EBITDA (a)	$955	$936	$907	$881	$894	$791	$880	$836
EBITDA margin (a)	32.3%	32.0%	32.0%	32.3%	33.8%	29.1%	33.0%	33.3%
Adjusted EBITDA (a)	$972	$952	$922	$887	$894	$891	$880	$836
Adjusted EBITDA margin (a)	32.9%	32.6%	32.5%	32.5%	33.8%	32.8%	33.0%	33.3%
Number of employees	26,461	26,531	26,487	26,420	26,498	26,680	26,896	26,558

SEGMENT DATA
SALES
North America	$1,542	$1,518	$1,505	$1,458	$1,397	$1,431	$1,411	$1,353
Europe	412	407	383	356	351	366	355	320
South America	370	389	373	369	352	378	358	311
Asia	470	451	422	395	395	391	393	376
Surface Technologies	159	157	151	150	149	150	148	149
Total sales	$2,953	$2,922	$2,834	$2,728	$2,644	$2,716	$2,665	$2,509
OPERATING PROFIT
North America	$396	$386	$378	$357	$359	$363	$359	$349
Europe	80	78	73	66	71	72	68	62
South America	60	63	63	64	64	68	70	55
Asia	90	88	80	75	78	68	67	63
Surface Technologies	27	27	25	26	27	26	24	25
Segment operating profit	653	642	619	588	599	597	588	554
Transaction costs and other charges	(17)	(16)	(15)	(6)	—	(100)	—	—
Total operating profit	$636	$626	$604	$582	$599	$497	$588	$554
(a) Non-GAAP measure, see Appendix.
(b) 2017 includes (i) after-tax charges of $6 million ($0.02 per diluted share), $15 million ($0.05 per diluted share), $13 million ($0.05 per diluted share), and $14 million ($0.05 per diluted share) in the first, second, third, and fourth quarters, respectively for transaction costs related to the potential Linde merger, (ii) a pension settlement charge of $2 million ($1 million after-tax) in the third quarter related to lump sum benefit payments made from an international pension plan, and (iii) income tax charges, net of $394 million ($1.36 per diluted share) in the fourth quarter due to U.S. tax reform.
(c) 2016 includes (i) a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) in the first quarter related to the redemption of the $325 million 5.20% notes due 2017, (ii) a pre-tax pension settlement charge of $4 million ($3 million after-tax, or $0.01 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (iii) pre-tax charges of $96 million ($63 million after-tax and non-controlling interests, or $0.22 per diluted share) in the third quarter, primarily related to cost reduction actions.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2017 transaction costs, 2017 third quarter pension settlement, 2017 fourth quarter U.S. tax reform, 2016 third quarter cost reduction program and pension settlement, 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, and 2015 second quarter cost reduction program and other charges.

Adjusted Amounts
		Fourth	Third	Second	First		Third	First		Third	Second
	Year	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Year	Quarter	Quarter
	2017	2017	2017	2017	2017	2016	2016	2016	2015	2015	2015
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$2,448	$636	$626	$604	$582	$2,238	$497	$554	$2,321	$594	$480
Add: Cost reduction program and other charges, net	—	—	—	—	—	96	96	—	165	19	146
Add: Pension settlement charge	2	—	2	—	—	4	4	—	7	7	—
Add: Transaction costs	52	17	14	15	6	—	—	—	—	—	—
Total adjustments	54	17	16	15	6	100	100	—	172	26	146
Adjusted operating profit	$2,502	$653	$642	$619	$588	$2,338	$597	$554	$2,493	$620	$626

Reported percentage change	9%	6%
Adjusted percentage change	7%	9%

Reported sales	$11,437	$2,953	$2,922	$2,834	$2,728	$10,534	$2,716	$2,509	$10,776	$2,686	$2,738
Adjusted operating profit margin	21.9%	22.1%	22.0%	21.8%	21.6%	22.2%	22.0%	22.1%	23.1%	23.1%	22.9%

Adjusted Interest Expense - net
Reported interest expense - net	$161	$41	$41	$38	$41	$190	$43	$65	$161	$35	$40
Less: Bond redemption	—	—	—	—	—	(16)	—	(16)	—	—	—
Adjusted interest expense - net	$161	$41	$41	$38	$41	$174	$43	$49	$161	$35	$40

Adjusted Income Taxes
Reported income taxes	$1,026	$558	$162	$157	$149	$551	$120	$133	$612	$156	$131
Add: Cost reduction program and other charges, net	—	—	—	—	—	28	28	—	39	6	33
Add: Bond redemption	—	—	—	—	—	6	—	6	—	—	—
Add: Pension settlement charge	1	—	1	—	—	1	1	—	2	2	—
Add: Tax reform	(394)	(394)	—	—	—	—	—	—	—	—	—
Add: Transaction costs	4	3	1	—	—	—	—	—	—	—	—
Total adjustments	(389)	(391)	2	—	—	35	29	6	41	8	33
Adjusted income taxes	$637	$167	$164	$157	$149	$586	$149	$139	$653	$164	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,287	$595	$585	$566	$541	$2,048	$454	$489	$2,160	$559	$440
Add: Cost reduction program and other charges, net	—	—	—	—	—	96	96	—	165	19	146
Add: Bond redemption	—	—	—	—	—	16	—	16	—	—	—
Add: Pension settlement charge	2	—	2	—	—	4	4	—	7	7	—
Add: Transaction costs	52	17	14	15	6	—	—	—	—	—	—
Total adjustments	54	17	16	15	6	116	100	16	172	26	146
Adjusted income before income taxes and equity investments	$2,341	$612	$601	$581	$547	$2,164	$554	$505	$2,332	$585	$586

Reported effective tax rate	44.9%	93.8%	27.7%	27.7%	27.5%	26.9%	26.4%	27.2%	28.3%	27.9%	29.8%
Adjusted effective tax rate	27.2%	27.3%	27.3%	27.0%	27.2%	27.1%	26.9%	27.5%	28.0%	28.0%	28.0%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$61	$16	$16	$14	$15	$38	$5	$10	$44	$12	$11
Add: Cost reduction program and other charges, net	—	—	—	—	—	5	5	—	1	—	1
Total adjustments	—	—	—	—	—	5	5	—	1	—	1
Adjusted noncontrolling interests	$61	$16	$16	$14	$15	$43	$10	$10	$45	$12	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,247	$33	$419	$406	$389	$1,500	$339	$356	$1,547	$401	$308
Add: Cost reduction program and other charges, net	—	—	—	—	—	63	63	—	125	13	112
Add: Bond redemption	—	—	—	—	—	10	—	10	—	—	—
Add: Pension settlement charge	1	—	1	—	—	3	3	—	5	5	—
Add: Tax reform	394	394	—	—	—	—	—	—	—	—	—
Add: Transaction costs	48	14	13	15	6	—	—	—	—	—	—
Total adjustments	443	408	14	15	6	76	66	10	130	18	112
Adjusted net income - Praxair, Inc.	$1,690	$441	$433	$421	$395	$1,576	$405	$366	$1,677	$419	$420

Reported percentage change	(17)%	(92)%
Adjusted percentage change	7%	9%

Adjusted Diluted EPS
Reported diluted EPS	$4.32	$0.11	$1.45	$1.41	$1.35	$5.21	$1.18	$1.24	$5.35	$1.40	$1.06
Add: Cost reduction program and other charges, net	—	—	—	—	—	0.22	0.22	—	0.43	0.04	0.39
Add: Bond redemption	—	—	—	—	—	0.04	—	0.04	—	—	—
Add: Pension settlement charge	—	—	—	—	—	0.01	0.01	—	0.02	0.02	—
Add: Tax reform	1.36	1.36	—	—	—	—	—	—	—	—	—
Add: Transaction costs	0.17	0.05	0.05	0.05	0.02	—	—	—	—	—	—
Total adjustments	1.53	1.41	0.05	0.05	0.02	0.27	0.23	0.04	0.45	0.06	0.39
Adjusted diluted EPS	$5.85	$1.52	$1.50	$1.46	$1.37	$5.48	$1.41	$1.28	$5.80	$1.46	$1.45

Reported percentage change	(17)%	(92)%
Adjusted percentage change	7%	8%

	2017				2016				2015
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$836	$794	$701	$710	$726	$788	$706	$553	$791	$676	$710	$518
Less: capital expenditures	(339)	(320)	(325)	(327)	(409)	(376)	(357)	(323)	(387)	(405)	(352)	(397)
Free Cash Flow	$497	$474	$376	$383	$317	$412	$349	$230	$404	$271	$358	$121

Net Debt, Capital and Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,000	$9,237	$9,367	$9,368	$9,515	$9,842	$9,956	$9,404	$9,231	$9,480	$9,313	$9,360
Less: cash and cash equivalents	(617)	(607)	(535)	(519)	(524)	(627)	(567)	(221)	(147)	(136)	(136)	(117)
Net debt	8,383	8,630	8,832	8,849	8,991	9,215	9,389	9,183	9,084	9,344	9,177	9,243
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	11	11	10	10	11	11	12	119	113	169	175	170
Praxair, Inc. shareholders' equity	6,018	6,256	5,807	5,529	5,021	5,245	5,140	4,888	4,389	4,264	4,964	5,018
Noncontrolling interests	493	475	453	436	420	393	407	417	404	380	380	375
Total equity and redeemable noncontrolling interests	6,522	6,742	6,270	5,975	5,452	5,649	5,559	5,424	4,906	4,813	5,519	5,563
Capital	$14,905	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806

Debt-to-capital	56.2%	56.1%	58.5%	59.7%	62.3%	62.0%	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Reported net income - Praxair, Inc.	$33	$419	$406	$389	$406	$339	$399	$356	$422	$401	$308	$416
Add: noncontrolling interests	16	16	14	15	13	5	10	10	9	12	11	12
Add: interest expense - net	41	41	38	41	38	43	44	65	42	35	40	44
Less: tax benefit on interest expense - net *	(11)	(11)	(11)	(12)	(10)	(12)	(12)	(20)	(12)	(10)	(11)	(12)
Net operating profit after-tax (NOPAT)	$79	$465	$447	$433	$447	$375	$441	$411	$461	$438	$348	$460

Pre-tax Adjustments:
Add: Cost reduction program and other charges, net	—	—	—	—	—	96	—	—	—	19	146	—
Add: Pension settlement charge	—	2	—	—	—	4	—	—	—	7	—	—
Add: Transaction costs	17	14	15	6	—	—	—	—	—	—	—	—
Less: income taxes on pre-tax adjustments	(3)	—	—	—	—	(29)	—	—	—	(8)	(33)	—
Add: Tax reform net income tax charge	394	—	—	—	—	—	—	—	—	—	—	—
Adjusted NOPAT	$487	$481	$462	$439	$447	$446	$441	$411	$461	$456	$461	$460

4-quarter trailing NOPAT	$1,424	$1,792	$1,702	$1,696	$1,674	$1,688	$1,751	$1,658	$1,707	$1,616	$1,700	$1,864
4-quarter trailing adjusted NOPAT	$1,869	$1,829	$1,794	$1,773	$1,745	$1,759	$1,769	$1,789	$1,838	$1,879	$1,945	$1,996

Ending capital (see above)	$14,905	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806
5-quarter average ending capital	$14,929	$14,921	$14,836	$14,737	$14,570	$14,513	$14,480	$14,451	$14,587	$14,999	$15,460	$15,777

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	9.5%	12.0%	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%	11.7%	10.8%	11.0%	11.8%
Adjusted after-tax ROC (4-quarter trailing adjusted NOPAT / 5-quarter average capital)	12.5%	12.3%	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - These measures are used by investors, financial analysts and management to assess a company's profitability.

Reported net income - Praxair, Inc.	$33	$419	$406	$389	$406	$339	$399	$356	$422	$401	$308	$416
Add: noncontrolling interests	16	16	14	15	13	5	10	10	9	12	11	12
Add: interest expense - net	41	41	38	41	38	43	44	65	42	35	40	44
Add: income taxes	558	162	157	149	152	120	146	133	163	156	131	162
Add: depreciation and amortization	307	298	292	287	285	284	281	272	275	276	278	277
EBITDA	$955	$936	$907	$881	$894	$791	$880	$836	$911	$880	$768	$911

Adjustments:
Add: Cost reduction program and other charges, net	—	—	—	—	—	96	—	—	—	19	146	—
Add: Pension settlement charge	—	2	—	—	—	4	—	—	—	7	—	—
Add: Transaction costs	17	14	15	6	—	—	—	—	—	—	—	—
Adjusted EBITDA	$972	$952	$922	$887	$894	$891	$880	$836	$911	$906	$914	$911

Reported sales	2,953	2,922	2,834	2,728	2,644	2,716	2,665	2,509	2,595	2,686	2,738	2,757
EBITDA margin	32.3%	32.0%	32.0%	32.3%	33.8%	29.1%	33.0%	33.3%	35.1%	32.8%	28.0%	33.0%
Adjusted EBITDA margin	32.9%	32.6%	32.5%	32.5%	33.8%	32.8%	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%

CONTACT:
Praxair Media
Lisa Esneault, 203-837-2448
lisa_esneault@praxair.com
or
Praxair Investors
Juan Pelaez, 203-837-2213
juan_pelaez@praxair.com